EXHIBIT G

SUBADVISORY FEES

     The subadvisory fees for the GMCM Funds, New NorthPointe Funds, Existing NorthPointe Funds and Growth Leaders Fund are provided below. Compensation payable to the subadviser is currently and will be paid by GMFCT. The Funds are not responsible for payment of any subadvisory fees to the applicable subadviser.

Fund	Original Subadvisory Fees	New Subadvisory Fees
Gartmore Short Duration	N/A	0.10% on Subadviser Assets up
Bond Fund		to $500 million;
0.0975% on Subadviser Assets
of $500 million and more
but less than $1 billion;
0.0925% on Subadviser Assets
of $1 billion or more
Gartmore Enhanced	N/A	0.10% on Subadviser Assets up
Income Fund		to $500 million;
0.0975% on Subadviser Assets
of $500 million and more
but less than $1 billion;
0.0925% on Subadviser Assets
of $1 billion or more
Gartmore Large Cap Value	0.35% on Subadviser Assets up to	0.40% on Subadviser Assets up
Fund	$100 million	to $100 million;
	0.30% for Subadviser Assets of	0.35% on Subadviser Assets of
	$100 million or more	$100 million or more
Gartmore Value	0.700% on Subadviser Assets up	0.40% on Subadviser Assets up
Opportunities Fund	to $250 million	to $250 million;
	0.675% on Subadviser Assets of	0.35% on Subadviser Assets of
	$250 million and more but	$250 million or more
less than $1 billion
0.650% on Subadviser Assets of
$1 billion and more but less
than $2 billion
0.625% on Subadviser Assets of
$2 billion and more but less
than $5 billion
0.600% on Subadviser Assets of
$5 billion or more
Gartmore Mid Cap Growth	N/A	0.40% on Subadviser Assets up
Fund		to $250 million;
0.35% on Subadviser Assets of
$250 million or more
Gartmore Micro Cap	N/A	0.90% of the Subadviser
Equity Fund		Assets’ average daily net
assets

G-1

Fund	Original Subadvisory Fees	New Subadvisory Fees
Gartmore Small Cap	N/A	0.55% of the Subadviser
Leaders Fund (Small Cap		Assets’ average daily net
Growth Sleeve)		assets
NorthPointe Small Cap	0.85% of the Fund’s average daily	0.45% of the Subadviser
Value Fund	net assets	Assets’ average daily net
assets
NorthPointe Small Cap	0.95% of the Fund’s average daily	0.55% of the Subadviser
Growth Fund	net assets	Assets’ average daily net
assets
Gartmore Mid Cap Growth	N/A	0.40% on Subadviser Assets up
Leaders Fund		to $250 million;
0.385% on Subadviser Assets
of $250 million and more
but less than $1 billion;
0.37% on Subadviser Assets
of $1 billion and more but
less than $2 billion;
0.355% on Subadviser Assets
of $2 billion and more but
less than $5 billion;
0.34% on Subadviser Assets of
$5 billion and more

G-2